                                                                    EXHIBIT 99.2

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

         Guidelines for Determining the Proper Identification Number to Give the Payer. U.S. Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

----------------------------------------------------    ------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:                               GIVE THE U.S. SOCIAL SECURITY NUMBER OF:
----------------------------------------------------    ------------------------------------------------------------
1.   An individual's account.                           The individual.
----------------------------------------------------    ------------------------------------------------------------
2.   Two or more individuals (joint account).           The actual owner of the account or, if combined funds, any one of the individuals(1).
----------------------------------------------------    ------------------------------------------------------------
3.   Husband and wife (joint account).                  The actual owner of the account or, if joint funds, either person(1).
----------------------------------------------------    ------------------------------------------------------------
4.   Custodian account of a minor (Uniform Gift to      The minor(2).
     Minors Act).
----------------------------------------------------    ------------------------------------------------------------
5.   Adult and minor (joint account).                   The adult or, if the minor is the only contributor, the
                                                        minor(l).
----------------------------------------------------    ------------------------------------------------------------
6.   Account in the name of guardian or committee       The ward, minor, or incompetent person(3).
     for a designated ward, minor, or incompetent
     person.
----------------------------------------------------    ------------------------------------------------------------
7a.  The usual revocable savings trust account          The grantor-trustee(l).
     (grantor is also trustee).
----------------------------------------------------    ------------------------------------------------------------
7b.  So-called trust account that is not a legal or     The actual owner(l).
     valid trust under State law.
----------------------------------------------------    ------------------------------------------------------------
8.   Sole proprietor account.                           The owner(4).
----------------------------------------------------    ------------------------------------------------------------

----------------------------------------------------    ------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:                               GIVE THE EMPLOYER IDENTIFICATION NUMBER OF:
----------------------------------------------------    ------------------------------------------------------------
9.   A valid trust, estate, or pension trust.           The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal
                                                        entity itself is not designated in the account title)(5).
----------------------------------------------------    ------------------------------------------------------------
10.  Corporate account.                                 The corporation.
----------------------------------------------------    ------------------------------------------------------------
11.  Religious, charitable or educational               The organization.
     organization account.
----------------------------------------------------    ------------------------------------------------------------
12.  Partnership accounting held in the name of the     The partnership.
     business.
----------------------------------------------------    ------------------------------------------------------------
13.  Association, club or other tax-exempt              The organization.
     organization.
----------------------------------------------------    ------------------------------------------------------------
14.  A broker or registered nominee.                    The broker or nominee.
----------------------------------------------------    ------------------------------------------------------------
15.  Account with the Department of Agriculture in      The public entity.
     the name of a public entity (such as a State or
     local government, school district, or prison)
     that receives agricultural program payments.
----------------------------------------------------    ------------------------------------------------------------

---------
(1)      List first and circle the name of the person whose number you furnish.

(2)      Circle the minor's name and furnish the minor's U.S. Social Security
         Number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's U.S. Social Security Number.

(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your U.S. Social Security Number or Employer Identification Number (if you have one).

(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
              (SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE)

  OBTAINING A NUMBER:

  If you don't have a TIN or you don't know your number, obtain a Form SS-5, Application for a Social Security Card, or a Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration and the Internal Revenue Service (IRS), respectively and apply for a number.


  PAYEES EXEMPT FROM BACKUP WITHHOLDING:

  Payees specifically exempted from backup withholding on ALL payments include the following:

         o An organization exempt from tax under section 501(a), or an individual retirement plan;

         o        The United States or any agency or instrumentality thereof;

         o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof;

         o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof;

         o An international organization or any agency or instrumentality thereof;

  Other payees that may be exempt from backup withholding include:

         o        A corporation;

         o        A financial institution;

         o A registered dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the U.S.;

         o        A real estate investment trust;

         o        A common trust fund operated by a bank under section 584(a);

         o An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended;

         o An exempt charitable remainder trust described in section 664, or a non-exempt trust described in section 4947(a)(l);

         o        A foreign central bank of issue;

         o        A nominee or custodian; and

         o        A registered futures commission merchant.

  PAYMENTS OF DIVIDENDS AND PATRONAGE DIVIDENDS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING INCLUDE THE FOLLOWING:

         o        Payments to nonresident aliens subject to withholding under section 1441;

         o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner;

         o Payments of patronage dividends where the amount received is not paid in money; and

         o        Payments made by certain foreign organizations.

  PAYMENTS OF INTEREST NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING INCLUDE THE
  FOLLOWING:

         o        Payments of interest on obligations issued by individuals.
                  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct Taxpayer Identification Number to the payer;

         o Payments of tax-exempt interest (including exempt interest dividends under section 852);

         o Payments described in section 6049(b)(5) to non-resident aliens;

         o        Payments on tax-free covenant bonds under section 1451; and

         o        Payments made by certain foreign organizations.

  Exempt payees described above must still complete the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THE FORM ENCLOSED HEREWITH WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN
  PART 3 OF THE SUBSTITUTE FORM W-9, AND SIGN AND DATE THE FORM. Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A and the regulations issued throughout.


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



  PRIVACY ACT NOTICE:

  Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must file information returns with the IRS to report those payments. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividends, and certain other payments to a payee who does not furnish a Taxpayer Identification Number to a payer. Certain penalties may also apply.

  PENALTIES:

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your correct Taxpayer Identification Number to a payer, you are subject to a penalty of $50 for each such failure which is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certification or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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